UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2004

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Restricted Stock Award Agreement with Robert Boehlke. Pursuant to the election of Mr. Boehlke as a director of Tessera as described below in Item 5.02, on December 13, 2004, Mr. Boehlke received a restricted stock award of 10,000 shares at a purchase price of par value ($0.001) per share. The restricted stock award will vest over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter. A copy of the Restricted Stock Award Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2004, Robert Boehlke joined the Board of Directors of Tessera. Mr. Boehlke was elected by the Board of Directors and fills the vacancy left by former board member Patricia M. Cloherty. Mr Boehlke will serve until the next annual meeting of shareholders. A copy of the press release announcing his election is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information required by Item 404(a) of Regulation S-K with respect to the standard compensation and indemnification arrangements with Tessera’s directors is incorporated by reference from Tessera’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2004, except that Mr Boehlke received a restricted stock award in lieu of the automatic grant of options to purchase shares of Tessera’s common stock following a director’s initial election to the Board of Directors. For a description of the restricted stock award, see Item 1.01 above. Tessera has not entered into any other transactions of the sort described under Item 404(a) of Regulation S-K except as disclosed herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
4.1	Restricted Stock Award Agreement with Robert Boehlke

99.1	Press Release dated December 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2004	TESSERA TECHNOLOGIES, INC.

	By:	/s/ R. Douglas Norby
	Name:	R. Douglas Norby
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restricted Stock Award Agreement with Robert Boehlke

99.1	Press Release dated December 14, 2004